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                                                                    Exhibit 11.1
                     STORMEDIA INCORPORATED AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


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
                                                                                   THREE MONTHS ENDED
                                                                               ---------------------------
                                                                               MARCH 28,         MARCH 29,
                                                                                  1997             1996
                                                                               ---------         ---------
                                                                                       (UNAUDITED)
PRIMARY:
Statement of operations data:
         Net earnings (loss)                                                    $ (9,319)        $  9,469
                                                                                ========         ========

Weighted average number of common and dilutive equivalent shares used in computations:
         Common Stock                                                             17,662           17,043
         Stock options and other common stock equivalents                            125            1,262
                                                                                --------         --------
         Shares used in computing net earnings (loss) per share                   17,787           18,305
                                                                                ========         ========
                  Net earnings (loss) per share                                 ($  0.52)        $   0.52
                                                                                ========         ========
FULLY DILUTED:
Statement of operations data:
         Net earnings (loss)                                                    $ (9,319)        $  9,469
                                                                                ========         ========
Weighted average number of common and dilutive equivalent shares used in computations:
         Common Stock                                                             17,662           17,043
         Stock options and other common stock equivalents                            125            1,266
                                                                                --------         --------
Shares used in computing net earnings (loss) per share                            17,787           18,309
                                                                                ========         ========
Net earnings (loss) per share                                                   $  (0.52)        $   0.52
                                                                                ========         ========
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